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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of March 12, 2004, between RTW, INC., a Minnesota corporation (the "Company"), and JEFFREY B. MURPHY ("Employee").

         The Company and Employee are desirous of setting forth the terms and conditions of the employment by the Company of Employee.

         In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound do hereby agree as follows:

         1. TERM. The Company agrees to employ Employee and Employee agrees to serve the Company for a term beginning on the date hereof and terminating on March 31, 2005 (the "Expiration Date") unless and until terminated in accordance with the terms of this Agreement (the "Original Term"). Upon the expiration of the Original Term of this Agreement, and on each successive anniversary thereafter, the term of employment under this Agreement will be extended for one
(1) additional year, unless at least 30 days prior to any such anniversary, either Employee or the Company delivers to the other written notice of the notifying party's desire not to extend the term of employment. Notice by the Company of its desire not to extend the term of employment as provided in this Section will constitute Termination without Cause and entitle Employee to the benefits of Section 9 below.

         2. SERVICES TO BE RENDERED BY EMPLOYEE. Employee agrees to serve the Company as President and Chief Executive Officer and, in addition, at no additional compensation, be elected as a member of the Board of Directors of RTW, Inc., and in such other directorships, Board committee memberships and offices of the Company and its subsidiaries to which Employee may from time to time be elected or appointed by the Chairman of the Board. Employee will perform such duties and exercise such powers as from time to time may be assigned to him consistent with his position, knowledge and experience, either orally or in writing, by the Board of Directors of the Company and shall carry out his duties under the ultimate general direction and control of the Board of Directors. In his capacity as President and Chief Executive Officer, Employee will perform all reasonable acts customarily associated with such position, or necessary or desirable to protect and advance the best interests of the Company, together with such other reasonable duties as may be determined and assigned to him by the Board of Directors. Employee will perform such acts and carry out such duties, and will in all other respects serve the Company, faithfully and to the best of his ability.


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         3. TIME TO BE DEVOTED BY EMPLOYEE. Employee agrees to devote substantially all of his business time, attention, efforts and abilities to the business of the Company and to use his best efforts to promote the interests of the Company. Employee confirms that he has no business interests of any kind that will require a significant portion of his business time. Employee may attend, however, to personal business and investments, engage in charitable activities and community affairs, and serve on a reasonable number of corporate, educational and civic boards so long as those activities do not interfere with Employee's duties under this Agreement, and in the case of service on any other corporate boards, Employee obtains prior approval from the Board of Directors.

         4. COMPENSATION PAYABLE TO EMPLOYEE. As compensation for all of Employee's services (including services as director, Board committee member and officer of the Company and its subsidiaries) during the term of employment hereunder, the Company will pay to Employee a base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum (the "Annual Salary"), payable in semi-monthly installments, which base salary will be pro-rated for any partial years. The Board of Directors will review the base salary annually, along with other corporate officers. Employee will participate with other corporate officers in any incentive compensation plan as may be adopted by the Board of Directors from time to time.

         5. EXPENSES. During the term of employment, the Company will reimburse Employee for reasonable travel and other expenses incurred in performing his duties according to Company policies then in effect. Payments to Employee under this paragraph will be made after the Employee presents expense vouchers in such detail as the Company may from time to time reasonably require.

         6. BENEFITS. Employee's benefits will be the same as provided for any other executive officer of the Company. In addition, the Company will, at the Company's expense, maintain directors and officers' liability insurance coverage during the term of this Agreement with minimum limits of $5,000,000, unless the cost thereof is not economically feasible as determined by the Board of Directors.

         7. STOCK OPTION(S).

                  7.1. Grant. The Company hereby grants Employee ten-year stock options to purchase up to 100,000 shares of the Company's Common Stock (the "Option(s)"). This is a one-time grant given in consideration for the Employee taking the position as CEO. The per share price to be paid by Employee upon exercise of the Option(s) is the closing price of the Company's Common Stock, as reported by NASDAQ, on the date this agreement is executed. The Option(s) will be incentive stock options to the extent allowed by the Internal Revenue Code.


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                  7.2. Vesting. The Option(s) will become exercisable in five
(5) equal installments of 20,000 shares of the Company's Common Stock ("Option Installment") as follows: (i) the first Option Installment is immediately exercisable as of the date this agreement is executed, and (ii) four (4) additional Option Installments of 20,000 shares will vest on each of December 17, 2004, December 17, 2005, December 17, 2006 and December 17, 2007, if the Employee is still employed by the Company on such dates.

                  7.3. Exercise Period. The Option(s) will become void and expire as to all unexercised Option shares on December 17, 2013.

                  7.4. Additional Terms. The remaining terms of the Option(s) are as set forth in the Option Agreement(s) dated this date.

         8. TERMINATION.

                  8.1. General. This Agreement and Employee's employment may be terminated as set forth in Section 8.2. In the event of termination of employment for any of the following reasons, Employee must resign as a director and officer of the Company and any of its subsidiaries at or prior to the effective Date of Termination.

                  8.2. Events of Termination. The Agreement may be terminated as follows:

                           (i) By Employee, upon 30 days prior written notice to the Company;

                           (ii)     By Employee for Good Reason (as defined in
                                    Section 8.4 (iii) of this Agreement) upon 30 days prior written notice to the Company;

                           (iii) By the Company for Cause (as defined in this Agreement), immediately upon written notice to Employee.

                           (iv) By the Company for any reason (without cause) and at any time, upon 30 days prior written notice to Employee.

                           (v) By the Company at any time in the event of Employee's Disability (as defined in this Agreement.)

                  8.3. Death. This Agreement will automatically terminate upon Employee's death.


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                  8.4. Definitions. For purposes of this Agreement, the
following terms have the meanings set forth below:

                           (i) Disability. "Disability" means that if, in the reasonable judgment of the Board of Directors, the Employee's incapacity due to physical or mental illness, or otherwise, keeps him from performing satisfactorily all of his duties hereunder on a substantially full-time basis for a period of three (3) months during the term of this agreement.

                           (ii) Cause. The Company will have "Cause" to terminate Employee's employment hereunder upon Employee's:

                                    (A)      refusal or neglect to perform and
                                             discharge his duties and
                                             responsibilities hereunder;

                                    (B)      gross misconduct that is injurious
                                             to the Company;

                                    (C)      fraud, embezzlement or other act of
                                             dishonesty of Employee with respect
                                             to the Company;

                                    (D)      conviction of, or plea of guilty or
                                             nolo contendere entered by Employee
                                             to, a felony or crime involving
                                             moral turpitude or which conviction
                                             or plea is likely to have a
                                             material adverse effect upon the
                                             Company or upon Executive's ability
                                             to perform his duties hereunder;

                                    (E)      willful or prolonged absence from
                                             work by Employee (other than by
                                             reason of disability due to
                                             physical or mental illness); or

                                    (F)      willful commission of acts or
                                             making of false statements by
                                             Employee which reflect adversely,
                                             in material respects, upon the
                                             Company or its business, customers
                                             or other employees.

                           (iii) Good Reason. "Good Reason" means the Company, without express written consent,

                                    (A)      materially reduces Employee's
                                             principal duties, responsibilities,
                                             or authority as President and Chief
                                             Executive Officer, including
                                             requiring Employee to report to any
                                             person or body other than the Board
                                             of Directors of the Company;

                                    (B)      reduces Employee's annual base
                                             compensation as described in
                                             Section 4; or


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                                    (C)      materially breaches this Agreement.

                                    The occurrence of an event described in this subparagraph 8.4(iii) will not constitute Good Reason unless, within 60 days thereof Employee provides the Company written notice stating that an event of Good Reason has occurred and describing that event, and the Company does not correct the same, if the same is correctable, within 30 days.

                           (iv) Date of Termination. The term "Date of Termination" means the earlier of:

                                    (A)      the Expiration Date, or

                                    (B)      if Employee's employment is
                                             terminated by his death, the date
                                             of his death, or

                                    (C)     if Employee's employment is
                                            terminated for any other reason, the
                                            date on which notice of termination
                                            is given either to Employee by the
                                            Company or to the Company by
                                            Employee unless another date is
                                            specified in the Notice of
                                            Termination.

         9. CONSEQUENCES OF TERMINATION.

                  9.1. Termination for Cause; Voluntary Resignation without Good Reason. If employment is terminated by the Company for Cause or by Employee without Good Reason, then Employee will be paid his base salary to the date of termination and the unpaid portion of any bonus or incentive amount earned for the fiscal year ending prior to the termination of employment which Employee is entitled to receive under the terms of the annual incentive plan as well as any pro-rata bonus or incentive amount through the date of termination. Employee will not be entitled to receive any base salary or fringe benefits for any period after the date of termination, except for the right to receive benefits which have become vested under any benefit plan or to which Employee is entitled as a matter of law.

                  9.2. Termination without Cause; Resignation for Good Reason. If the Company terminates employment without Cause or does not extend the term of employment, or if Employee resigns employment for Good Reason, then:

                           (i) For a period of nine (9) months after the effective date of the termination of employment;


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                                    (A)      The Company will continue to pay
                                             Employee's then current base salary
                                             in accordance with the Company's
                                             normal payroll practice; and

                                    (B)      The Company will pay the unpaid
                                             portion of any bonus or incentive
                                             amount earned by Employee for the
                                             fiscal year ending prior to the
                                             termination of employment which
                                             Employee is entitled to receive
                                             under the terms of the applicable
                                             incentive plan as well as any
                                             pro-rata bonus or incentive amount
                                             through the date of termination.

                                    (C)      Employee will be entitled to
                                             continued participation in the
                                             health care coverage, and life
                                             insurance benefit plans of the
                                             Company, as in effect on the date
                                             of termination. The Company will
                                             continue to pay its share of the
                                             health care and life insurance
                                             premiums for this coverage, and
                                             Employee shall pay his share of the
                                             cost associated with that coverage
                                             as if he were still actively
                                             employed by the Company. If
                                             Employee cannot be covered under
                                             any of the Company's group plans or
                                             policies, the Company will
                                             reimburse Employee for his full
                                             cost of obtaining comparable
                                             alternative or individual coverage
                                             elsewhere, less any contribution
                                             that Employee would have been
                                             required to make under the
                                             Company's group plans or policies.
                                             If, during the aforesaid 9-month
                                             period, Employee is employed by a
                                             third party and becomes eligible
                                             for any health care coverage
                                             provided by that third party, the
                                             Company will not, thereafter, be
                                             obligated to provide Employee with
                                             the insurance benefits described in
                                             this clause (C). This 9-month
                                             coverage shall run concurrently
                                             with COBRA and thereafter Employee
                                             shall be responsible for the full
                                             cost of any such coverage for which
                                             he may be entitled by law.

                           (ii) The Company will pay Employee $25,000 for out-placement and job search services.


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                  9.3. Termination in the Event of Death or Disability. If
employment terminates due to Employee's Death or if the Company terminates employment due to a Disability, then:

                           (i) The Company will continue to pay base salary to Employee's estate or to Employee for the remainder of the month in which the death occurs or in which employment is terminated due to Disability, together with the unpaid portion of any bonus or incentive amount earned by Employee for the fiscal year ending prior to the termination of employment which he is entitled to receive under the terms of the applicable incentive plan as well as any pro-rata bonus or incentive amount through the date of termination; and in the event of termination due to Disability, Employee will continue to receive, during that month, all of the fringe benefits then being paid or provided to him; and

                           (ii) Employee will be entitled to receive all Disability and other benefits, such as continued health coverage or life insurance proceeds, provided in accordance with the terms and condition of the health care coverage, life insurance, disability, or other employee benefit plans of the Company and applicable law.

         10. CONFIDENTIALITY. Employee agrees while in the employ of the Company (otherwise than in the performance of his duties hereunder) and thereafter not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and to use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by, the Company or its affiliates or of the dealings, transactions or affairs of the Company or its affiliates or any of their respective customers which have or which may have come to is knowledge during his employment by the Company.

         11. NOTICES. All notices under this Agreement shall be in writing and shall be effective either (i) when delivered in person at the address set forth below, or (ii) three (3) business days after deposit in a sealed envelope in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the recipient as set forth below, whichever is earlier.

                                         All notices to the
                                         Company shall be sent to:

                                         RTW, Inc.
                                         8500 Normandale Lake Boulevard
                                         Minneapolis, MN 55437
                                         Attn:  Chairman of the Board


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                                         All notices to
                                         Employee shall be sent to:

                                         Mr. Jeffrey B. Murphy
                                         327 Jesse James Lane
                                         Mahtomedi, MN 55115

                  Such addresses may be changed by notice given in accordance with this Section 11.

         12. MISCELLANEOUS. This Agreement may not be changed nor may any provision hereof be waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the internal laws of the State of Minnesota, without reference to principles of conflict of law. This Agreement shall terminate in the event of the liquidation and winding up of the business of the Company but shall continue in effect in the event of the merger or sale of the Company into or to another entity or the transfer of substantially all of the assets of the Company to another entity. The provisions of Section 10 hereof shall survive any termination of this Agreement.




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                  IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.



COMPANY:                                      EMPLOYEE:

RTW, INC.


By:   /s/ John O. Goodwyne                         /s/ Jeffrey B. Murphy
    ----------------------------              ----------------------------------
          John O. Goodwyne                             Jeffrey B. Murphy
      Chairman of the Board                            President and CEO